                                                                    Exhibit 10.6
                                                      August 7, 2000






                             Manufacturing Agreement

               Relating to the Production of Auto-Disable Syringes
                               TERUMO Europe N.V.


                                    Contents

Clause number                                                                                                           Page
-------------                                                                                                           ----
       1.         Definitions and interpretation..........................................................................1
       1.1        Definitions.............................................................................................1
       1.2        Interpretation..........................................................................................4
       2.         Appointment of Supplier ................................................................................6
       2.1        Appointment  ...........................................................................................6
       2.2        Relationship  ..........................................................................................6
       3.         Pre-production period and Term   .......................................................................7
       3.1        Pre-production period ..................................................................................7
       3.2        Term ...................................................................................................7
       3.3        Extension of Term.......................................................................................7
       4.         Supplier's obligations..................................................................................7
       4.1        Manufacturing of Products...............................................................................7
       4.2        Specifications..........................................................................................7
       5.         Client obligations......................................................................................7
       5.1        Development of markets..................................................................................7
       5.2        Annual Purchase of Orders...............................................................................8
       6.1        Orders..................................................................................................8
       6.2        Acceptance and Processing of Orders.....................................................................8
       6.3        Specifications .........................................................................................8
       6.4        Confirmation of acceptance of Orders....................................................................8
       6.5        Terms of Supply.........................................................................................8
       7.         Prices, Costs and payment...............................................................................8
       7.1        Prices & costs .........................................................................................8
       7.2        Payment Terms ..........................................................................................9
       8.         intellectual Property...................................................................................9
       8.1        No transfer of Intellectual Property....................................................................9
       8.2        Improvements of Intellectual Property...................................................................9
       8.3        Protection of Intellectual Property.....................................................................9
       8.4        Brand Name and Trade marks.............................................................................10
       9.         Supplier's Warranties..................................................................................10
      10.         Clients Warranties.....................................................................................10
      11.         Indemnities............................................................................................11
      12.         Termination prior to expiry of Term....................................................................12
      12.1        Immediate termination..................................................................................12
      12.2        Obligations upon Termination...........................................................................12
      12.3        Pending Orders.........................................................................................12
      12.4        Effects of Termination.................................................................................13
      13.         Confidentiality........................................................................................13
      13.1        Client Obligations of confidentiality..................................................................13

      13.2        Supplier Obligations of Confidentiality................................................................13
      13.3        Disclosure to Employees................................................................................14
      13.4        Disclosure to Media....................................................................................14
      13.5        Obligations survive termination........................................................................14
      13.6        Permitted disclosures of Confidential Information......................................................14
      14.         Notices................................................................................................14
      14.1        Requirements...........................................................................................14
      14.2        Receipt................................................................................................15
      15.         General provisions.....................................................................................15
      15.1        Entire agreement.......................................................................................15
      15.2        Further assurances.....................................................................................15
      15.3        Costs..................................................................................................15
      15.4        Product Liability......................................................................................15
      15.5        Force Majeure..........................................................................................16
      15.6        No merger..............................................................................................16
      15.7        Warranties and Indemnities.............................................................................16
      15.8        Invalid or unenforceable provisions....................................................................16
      15.9        Waiver and exercise of rights..........................................................................16
      15.10       Amendment..............................................................................................16
      15.11       Counterparts...........................................................................................17
      15.12       Rights cumulative......................................................................................17
      16.         Transitory provision...................................................................................17
      17.         Disputes...............................................................................................17

Manufacturing Agreement

Relating to the production of Auto-Disable Syringes.

         This Agreement is made on the 16th day of August, 2000.

         Between

         Terumo Europe N.V., a company having its principal place of business in Belgium at Researchpark 2 Haasrode, Interleuvenlaan 40, B-3001 Leuven ("Supplier")

         and

         Univec Inc., a company having its principal place of business in USA, at 22 Dubon Court, Farmingdale, NY 11735 ("Client").

         Recitals

         (a)      The Supplier manufactures the sterile Products.

         (b) The Client wishes to appoint the Supplier as a manufacturer of the Products under Brand Name and Trade Name of the Client for the exclusive sale and marketing of those products by the Client on the terms and conditions set out in this Agreement

                  Operative provisions

1.       Definitions and interpretation

         1.1      Definitions

         In this Agreement unless the context requires another meaning:

         "Annual Purchase Order, means a yearly order of an annual quotum, to be placed by Client at the start of the calendar year and to be called-off by the Client during that year.

         "Business Day" means a day that is not a Saturday, Sunday or a public holiday in Belgium (for Supplier) or in New York - U.S.A. (for Client);

         "Call-off Order" means the effective order request from the Standing Order to produce and deliver Products;

         "Commencement Date" means the date of the last undersigning of this Agreement or such other date as the parties agree in writing, whichever is the later,

         "Confidential Information" means all:

         (a) know-how, trade secrets, ideas, marketing strategies, concepts, technical and operational information owned or used by the Supplier or the Client (as the case may be); proprietary business information, such as financial condition, bidding practices, costs, distributors, and customer mailing lists;

         (b) information concerning the affairs or Products or any business, property or transaction in which the Supplier or the Client (as the case may be) may be or may have been concerned or interested;

         (c)      information about the terms of this Agreement

         (d)      information labeled by either party as confidential;

and any information which, by its nature or by the circumstances of its disclosure, is or could reasonably be expected to be regarded as confidential to:

         (a)      the Supplier or the Client (as the case may be); or

         (b) any third party with whose consent or approval the Supplier or Client uses that information;

but does not include any information :

         (a) which is or becomes part of the public domain other than by reason of a breach of the terms of this Agreement or

         (b) which at the time of the disclosure is in possession of the disclosed party; or which after the disclosure is developed independently of Confidential Infbn-nation disclosed by the other party.

         "Confirmation of acceptance of Order", means the document whereby the Supplier confirms to Client its acceptance of the Call-Off Order under the conditions as set forth in such document

         "Control" means any situation where a person (a "Controlling Person") has, or is entitled to acquire, the right or power to secure, whether directly or directly, the affairs of another person (the "Controlled Person") that are conducted under the wishes of the Controlling Person including, if one or more Controlling Persons holds :

         (a) 50% of the Controlled Person or of the voting rights attaching to the Controlled Person's shares; or

         (b) the power to control the composition directly or indirectly, the appointment of more than 50% of any board of directors or other governing body of the Controlled Person;

         In addition to any other rights and powers, there is attributed to any Controlling Person:

         (a) any rights or powers which another person possesses or is or may be required to exercise on the Controlling Person's direction or behalf, and

         (b) all rights and powers of any person over which any Controlling Person alone or with other Controlling Persons has control;

         "Government Agency" means:

         (a) a government, whether foreign, federal, state, territorial or local;

         (b) a department office or minister of a government acting in that capacity; and

         (c) a commission, delegate, instrumentality, agency, board, or other government semi-government, judicial, administrative, monetary or fiscal authority, whether statutory or not

         "Insolvency Event" means in relation to a party the happening of one or more of the following events:

         (a) except for the purpose of a solvent reconstruction or amalgamation,

                  (i) process is filed in a court seeking an order that it be wound up or that a trustee in bankruptcy be appointed to it or any of its assets, unless the application is withdrawn, struck out or dismissed; or

                  (ii) an order is made that it be wound up or that a trustee be appointed to it or any of its assets, unless the order or appointment is withdrawn, struck out or dismissed; or

                  (iii) a resolution that it be wound up is passed or proposed unless the resolution is withdrawn, struck out or dismissed;

         (b) a liquidator, provisional liquidator, trustee or any similar official is appointed to, or takes possession or control of, all or any of its assets or undertaking;

         (c) an administrator is appointed to it a resolution that an administrator be appointed to it is passed or proposed, or any other steps are taken to appoint an administrator to it

         (d) it enters into, or resolves to enter into, an arrangement compromise or composition with any of, or any class of its creditors, or an assignment for the benefit of any of, or any class of, its creditors, or process is filed in a court seeking approval of any such arrangement compromise or composition;

         (e) a reorganization, moratorium, deed of company arrangement or other administration involving one or more of it's a-editors is proposed or effected.

         (f) any action is taken by the National Authorities with a view to canceling its registration or to dissolving it or an application is made to the National Authorities that any such action be taken;

         (g) it is insolvent within the meaning of applicable company law and the law of the State of Delaware and USA federal law for the Client) as disclosed in its Accounts or otherwise, states that it is unable to pay its debts or it is presumed to be insolvent under any applicable law,

         (h) as a result of the operation of applicable company law (and the law of the State of Delaware and USA federal law for the Client), it is taken to have failed to comply with a statutory demand;

         (i)      it stops or suspends or threatens to stop or suspend:

                  (i)      the payment of all or a class of its debts; or

                  (ii) the conduct of all or a substantial part of its business or threatens to do so; or

                  (iii) anything having a substantially similar effect to any of the events specified in the preceding paragraphs happens to it under the law of any jurisdiction;

         "Intellectual Property Rights" means all rights in all trade marks, patents, copyrights, designs, trade secrets and other similar legally enforceable rights anywhere in the world owned, used, or intended to be used, by the Supplier or Client ( as the case may be) whether or not registered, registrable or patentable, and include:

         (a)      the Trade Marks;

         (b)      the Confidential Information; and

         (c) rights in any patent trade mark or design applications, rights in the nature of copyright, product formulations, processes, methods and inventions;

         "Order" means the request by the Client, binding on the Client, to purchase a given number of Products

         "Products" means Auto-Disable Syringes, details of which are set out in the Technical Agreement a copy of which is annexed hereto.

         "Pre-production Period" means the period from the Commencement Date until the starting date of the Term of the Agreement during which the parties will prepare for the start-up of the production in accordance with Section 3

         "Related Party" means a party which is under the Control of or which has the Control over the Supplier respectively the Client

         "Standing order" means the running Annual Purchase Order for the then current year

         "Start Date" means the calendar date at which the Pre-production Period shall be completed and at which the Term of this Agreement shall start

         "Term" means the fixed unreductable period of five (5) years starting at the Start Date plus any extension by mutual agreement of the parties in accordance with Section 3.2

         "Trade Marks" means the signs used, or intended to be used, by the Supplier, whether as owner or under license, to distinguish the Products from those of others. These signs:

         (a)      may be registered or unregistered; and

         (b) may be in the form, either separately or in any combination, of a letter, word, name, signature, numeral, device, brand, heading, label, ticket aspect of packaging, shape, color, sound or scent.

1.2      Interpretation

         In this Agreement unless the context requires another meaning:

         (a)      a reference:
                  (i)      to the singular includes the plural and vice versa;

                  (ii)     to a gender includes all genders;

                  (iii) to a document (including this Agreement) is a reference to that document (including any Schedules and Annexes) as amended, consolidated, supplemented, novated or replaced;

                  (iv) to an agreement includes any undertaking, representation, deed, agreement or legally enforceable arrangement or understanding whether written or not,

                  (v)      to a party means a party to this Agreement;

                  (vi) to an item, Recital, clause, Schedule or Annexure is to an item, Recital, clause, Schedule or Annexure of or to this Agreement

                  (vii) to a notice means a notice, approval, demand, request nomination or other communication given by one party to another under or in connection with this Agreement

                  (viii)   to a person (including a party) includes:

                           (A)       an individual, company, other body
corporate, association, partnership, firm, joint venture, trust or Government Agency; and

                           (B)      the person's successors, permitted assigns,
substitutes, executors and administrators;

                  (ix)     to a law.

                           (A)       includes a reference to any legislation,
treaty, judgment, rule of common law or equity or rule of any applicable stock exchange; and

                           (B)       is a reference to that law as amended,
consolidated, supplemented or replaced; and

                           (C)      includes a reference to any regulation,
rule, statutory instrument by-law or other subordinate legislation made under that law;

                  (x) to proceedings includes litigation, arbitration and investigation;

                  (xi) to a judgement includes an order, injunction, decree, determination or award of any court or tribunal;

                  (xii)    to time is to Central European Time;

                  (xiii) the word including or includes means including, but not limited to, or includes, without limitation.

         (b) Where a word or phrase is defined, its other grammatical forms have a corresponding meaning

         (c) A warranty, representation, covenant, or obligation given or entered into by more than one person binds them jointly and severally.

         (d) Headings are for convenience only and do not affect interpretation.

         (e) If a payment or other act must (but for this clause) be made or done on a day that is not a Business Day, then it must be made or done on the next Business Day.

         (f) If a period occurs from, after or before a day or the day of an act or event, it excludes that day.

2.       Appointment of Supplier

         2.1       Appointment.

                  The Client appoints the Supplier as manufacturer of the Products, details as set out in the Technical Agreement during the Term on the terms and conditions set out in this Agreement.

                  The Supplier agrees to produce the Products and sell the Products to the Client on the terms and conditions set out in this Agreement

         2.2      Relationship.

         The Supplier and the Client acknowledge and agree that

         (a) The Supplier has been appointed by the Client for the purpose of manufacturing the Products to the terms set out in this Agreement

         (b) The Supplier shall purchase from Client the Equipment which is the subject of a separate Equipment Purchase Agreement entered into between the parties on the same date as the present Agreement

         (c) Neither party shall represent or hold itself out to any third party as being a representative or agent of each other except as authorized by this Agreement or otherwise in writing by the other party;

         (d) Neither party shall conclude or purport to conclude any contract or agreement or make or purport to make any commitment, representation, misrepresentation or warranty on behalf of or which binds the other party or otherwise act in the name of or on behalf of the other party without the prior written consent of the other

         (e)      The Supplier and the Client acknowledge and agree that

                  (a) nothing in this Agreement shall be construed as creating the relationship of principal and agent or a partnership with the Supplier, and

                  (b) this Agreement is personal to each of the Client and the Supplier and shall not be assigned by or without the prior written consent of the other party; the Supplier however is entitled to assign approved subcontractors for a part or the complete process of manufacturing.

                  (c) If Univec or Univec's current owners intend to sell or dispose of a controlling interest in Univec's stock, Univec or Univec's owner shall offer this interest first to the Supplier who will have 30 days to accept or reject the offer. If the Supplier does not accept the offer, the interest can be sold during a period of 6 months on the same or better terms (for the seller) as those contained in the offer.

3.       Pre-production period Term

         3.1      Pre-production period.

         Immediately following the Commencement Date the parties shall start to prepare the installation of the equipment and the start-up of the production process. The parties shall in good faith endeavor to complete this process as early as possible.

         3.2      Term.

         This Agreement shall continue for the Term unless terminated earlier under clause 12.

         3.3      Extension of Term.

                  The parties may agree in writing to extend the Term for each subsequent 12 month period.

4.       Supplier's obligations

         4.1      Manufacturing of Products.

         The Supplier commits to produce the Products in accordance with the Technical Agreement

         4.2      Specifications.

         Products supplied by the Supplier shall be in accordance with Standards and Specifications as outlined in the Technical Agreement.

[OMITTED CONFIDENTIAL INFORMATION]

5.       Client obligations

         5.1      Development of markets.

         Samples of the Product for evaluation, sales promotion or market registration, shall be at the Client's costs, except for the CE certification of the Product under the Medical Devices Regulation which will be obtained by the Supplier at the Supplier's expense.

         5.2      Annual Purchase Orders

[OMITTED CONFIDENTIAL INFORMATION]

6.       Supply to Client

         6.1      Orders.

         Orders and call-offs of Standing Orders for the Products shall be given by the Client to the Supplier in writing at the address of the Supplier stated in clause 14.1 or such other address as may be subsequently notified by the Supplier to the Client in writing.

         6.2      Acceptance and Processing of Orders.

         Upon an Order or Standing Order inquiry, the Supplier shall inform the Client within 10 days about the availability of free capacity.

         It is the Clients responsibility to transfer the Orders or Call-Off Orders to the Supplier in a timely manner in order to allow the Supplier to comply with the provisions of the Technical Agreement and to take into account the Supplier's capacity.

         Orders and Call-off Orders from Client will be processed based on the available free capacity of the Supplier at that given time. The Orders and Call-Off Orders will be processed subject to the Supplier's own requirements.

         Notwithstanding the above, Supplier and Client may agree, at the time of accepting an firm Annual Purchase Order, that the Call-off Orders will be processed on an equal basis with the Supplier's own requirements for the Product, provided that the Call-off Orders are given in a timely manner to allow the Supplier to adjust his production planning in an orderly manner.

         6.3      Specifications

         The orders for the Products shall specify the Products required by reference to the name and product code, the quantity of the Products required and the date on which the Client requires delivery of the order.

         6.4       Confirmation of acceptance of Orders

         Within the 10 business days following receipt of the Call-Off Order, the Supplier shall issue a confirmation of acceptance of Call-Off Order to the Client confirming the terms of the order and specifying the price or prices for the Products ordered in [OMITTED CONFIDENTIAL INFORMATION]. The order shall be final and binding upon the parties upon the Supplier sending the Confirmation of acceptance of Order.

         6.5      Terms of Supply

         The products are supplied to the Client on Terms and Conditions as set out in Schedule 1. This Agreement Prevails in the event of any conflict between this Agreement and the Standard Terms and Conditions of Supplier as accepted in
Schedule 1. The Products will be supplied according to the terms of Schedule 1, in which is agreed i.e. that the Products are delivered Ex Works Terumo Europe in a warehouse used by the Supplier, where they can be called off by the Client during a month. After this month the Supplier charge a cost of [OMITTED CONFIDENTIAL INFORMATION] Products per month for the use of the warehouse without detrimental acknowledgment

7.       Prices, Costs and payment

         7.1       Prices & Costs

         The Supplier shall charge the Client the prices and costs for the Products as set out in Schedule 2. [OMITTED CONFIDENTIAL INFORMATION]

         Date of this Agreement Thereafter the Supplier may increase the prices and costs for the Products from time to time during the Term but no more than once per year and shall provide three (3) months prior written notice of any variation to the Client and any such increase shall be done with evidence of manufacturing, material and handling cost increases. Any variation of the prices and costs will apply to all orders received by the Supplier on or after the effective date of the variation.

         Price increases will not apply to orders placed under long term contracts between the Client and his customer but only for that portion of the price increase which under such contract could not be passed on by the Client to the customer. However, if a price increase has been announced, the new price shall apply to any new long term contract entered into by the Client after the announcement and a subsequent price increase shall not apply to orders placed under such contract unless (and to the extent only that) such further increase could be passed on to the Clients customer.

         As an exception to the above, the Supplier agrees not to apply price increases during the entire Term of this Agreement for Products which the Client will order for relief agencies or institutional customers. For those customers, a price increase will apply only if the Client is able to effect a corresponding price increase in the prices received from such customers and any increase will apply only to that portion of the increase and only on those Products to be sold to the customers that accept such price increase.

         7.2      Payment Terms

         Payment of the Products from the Client to the Supplier shall be in accordance with Terms and Conditions as set out in Schedule 2.

8.       Intellectual Property

         8.1       No transfer of Intellectual Property

         All Intellectual Property Rights in the Products remain with the Client. Nothing in this Agreement is intended to transfer any interest in any Intellectual Property Rights.

         8.2      Improvements of Intellectual Property

         All rights with regard to patentable improvements in either the Products or the equipment shall be jointly held by Client and Supplier.

         Either party shall be entitled to use the improved technology for its own production (whether by third parties or otherwise) without the permission of or the payment of a royalty to the other party. Either party shall have the right to license the developed technology to any third party, except that licenses to Related Parties shall need the consent of the other party on the amount and payment of the royalty.

         Any revenues deriving from licensing the developed technologies to third parties shall be shared equally between the parties.

         8.3 Protection of Intellectual Property Both Parties agree to immediately notify each other in writing of any infringement or suspected infringement by any third party of any of the Parties' Intellectual Property Rights which comes to its attention.

         8.4      Brand Name and Trade marks

         (a) The Client agrees for the Supplier to use his proprietary Brand Name and Trade Marks for the Products' packaging and labeling of Products produced for Client.

         (b) The Supplier acknowledges that the usage of Client's Brand Name and Trade marks are restricted only for application to the Products on the terms and conditions set out in this Agreement.

9.       Supplier's Warranties

         The Supplier represents and warrants to the Client that:

         (a) it is a corporation duly formed and validly existing under the laws (b) it does not lack the necessary corporate power and authority to enter into this Agreement and perform obligations under it and its execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate actions;

         (c) neither the execution and delivery of this Agreement nor the performance by it of this Agreement will violate any provision of its Certificate of Incorporation and by-laws;

         (d) the Supplier has not taken any action which would preclude or adversely affect the Suppliers full performance of this Agreement nor failed to take any action necessary in order to authorize or enable such performance;

         (e) with respect to the technology used for the manufacturing of the Products such as the use of thermoplastic gaskets, nothing in this Agreement will infringe any intellectual property and other rights of any third party including but not limited to any rights which a third party may have to or in the Products;

         (f) it has the capacity, ability and all property, including intellectual property, necessary to perform its obligations under the Agreement and

         (g) the quality of the Products shall continue to meet the requirements of the Technical Agreement.

10.       Client's Warranties

         The Client represents and warrants to the Client that;

         (a) the Client is a corporation duly formed and validly existing under the laws of the State of Delaware, USA;

         (b) the Client has the necessary corporate power and authority to enter into and perform obligations under this Agreement and the Clients execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action;

         (c) neither the execution and delivery of this Agreement nor the performance by the Client of this Agreement will violate any provision of the Clients Certificate of Incorporation and bylaws;

         (d) the Client has neither taken any action which would preclude or adversely affect the Client's full performance of this Agreement nor failed to take any action necessary in order to authorize or enable such performance;

         (e) the Clients Intellectual Property Rights and other rights in and to the Products do not at the date of this Agreement prevent it from granting the rights to the Supplier under this Agreement and will not affect those rights during the Term;

         (f) nothing in this Agreement will infringe any intellectual property and other rights of any third party including but not limited to any rights which a third party may have to or in the Products: and

         (g) it has the capacity, ability and all property, including intellectual property, necessary to perform its obligations under the Agreement

11.      Indemnities

         11.1 Supplier shall indemnify and hold harmless Client from any loss or damages incurred by Client because of claims, suits, or demands based on personal injury or death or property damage or third-party claims, suits or demands, to the extent such loss or damage is caused by or results from a defective product manufactured by Supplier, provided: (1) Client promptly notifies Supplier in writing of any suits, claims or demands against Client for which Supplier can be held responsible under this indemnity, (ii) Client gives Supplier full opportunity and authority to defend and settle such suits, and
(iii) Client furnishes to Supplier upon request all information and reasonable assistance available to Client for defense against any such suit claim, or demand. Provided that Supplier shall be relieved from its indemnification obligations by a failure of Client to comply with the foregoing clauses (1) through (iii) only to the extent it is prejudiced thereby;

         11.2 Without prejudice to Section 11. 1 above, Supplier shall indemnify Client for all proven damages arising directly or indirectly from a breach by Supplier of its obligations under this Agreement provided that the Supplier's liability for failing to fill an Order or Call-off Order duly accepted by the Supplier, will under all circumstances be limited to a fixed compensatory indemnity of missing units.

         11.3 Client shall indemnify Supplier for all proven damages arising directly or indirectly from a breach by Client of its obligations under this Agreement.

         11.4 Each party shall indemnify and hold the other party harmless from any proven damages which would result from the unauthorized disclosure or use of Intellectual Property Rights or Confidential Information entrusted to the other party within the framework of this Agreement if such other party (or its agents or employees) is responsible the disclosure or use of said Intellectual Property Rights or Confidential Information in breach of the present Agreement.

         11.5 Notwithstanding anything contrary contained in this Agreement neither party shall be liable to the other for any incidental or consequential damages arising from or as a result from the failure to perform its obligations under this Agreement, or because of defective products manufactured or delivered under this Agreement, except if such damages would arise as a result of the other party's bad faith or gross negligence.

         11.6 Except for the indemnities specified herein, Supplier makes no warranty express or implied, and specifically disclaims the implied warranties of merchantability and fitness for any particular purpose.'

12.      Termination prior to expiry of Term

         12.1     Immediate termination

         This Agreement may be terminated with immediate effect and Without prior recourse to the courts upon the provision of written notice to the other party upon the occurrence of any of the following events in relation to the other party referred to in this clause;

         a. by either of the parties when the other party fails to perform or fails to observe any of its essential obligations under this Agreement or otherwise breaches a material term of this Agreement and such default (if it is curable) is not cured within 30 days after the default has been notified to the defaulting party. The payment obligations of the Client as set forth in Schedule 2 are, as an example and without limitation, considered to be essential;

         b. by the Supplier when the agreed-upon minimum Annual Purchase Orders are not duty called-off by the Client.

         c. by the Client when the Products manufactured by the Supplier fail to meet the Standards and Specifications stipulated in Section 4.2

         d. by either of the parties when the other party becomes the subject of an Insolvency Event;

         e. by the Supplier when, as a result of a change in the Clients identity, the Products could no longer be manufactured under the conditions stated in the Technical Agreement and its Annexes and the Supplier would have to manufacture the Products under a competitor's brand name.

         12.2     Obligations upon Termination.

Upon termination of this Agreement for any reason, each party will cease to use and, at its expense and at the other party's option, either return to the other party or certify in writing the destruction of all the other party's Confidential Information and all materials incorporating any of the other party's Intellectual Property Rights, provided that this provision will not affect any of the Suppliers rights under the Patent License Agreement between the Client as Licensor and the Supplier as Licensee.

         12.3     Pending Orders

         To the sole discretion of the Supplier, Orders and Standing Orders placed by the Client prior to termination of the Agreement and which have not yet been delivered by the Supplier to the nominated Client address shall be classed as valid orders. A valid Order shall remain effective and survive termination of this Agreement

12.4     Effects of Termination

         When the present Agreement is terminated for breach by one party, the other party shall be entitled to damages at the charge of the defaulting party.

13.      Confidentiality

         During the term of this Agreement both parties shall exchange Confidential Information and statistics relating to the Products and neither party shall, during the term of this Agreement and thereafter, divulge any Confidential Information relating to the other party's operations, products or any information obtained pursuant to this Agreement.

         Both parties acknowledge that they have entered into Confidentiality Agreements with each other, separate from this Agreement.

         13.1     Client Obligations of confidentiality The Client must

         (a) keep confidential all Confidential Information disclosed to it by the Supplier,

         (b) keep all materials containing Confidential Information disclosed to it by the Supplier secure and protect them from theft damage, loss or unauthorized access;

         (c) not use Confidential Information disclosed to it by the Supplier for any purpose other than as contemplated by this Agreement and

         (d) ensure that obligations no less strict than those imposed upon the Client are observed by any of its employees or officers involved in the sale, promotion and distribution of the Products.

         (e) Acknowledge that the Supplier has the right to forward any or all Confidential Information to either its parent company, namely Terumo Corporation, a company incorporated in Japan, and/or Terumo affiliates, provided that Supplier guarantees that the confidentiality undertakings will be passed on and be observed by its parent and affiliates.

         13.2     Supplier Obligations of Confidentiality

                  The Supplier

         (a) must keep confidential all Confidential Information disclosed to it by the Client,

         (b) must keep all materials containing Confidential Information disclosed to it by the Client secure and protect them from theft damage, loss or unauthorized access;

         (c) must not use Confidential Information disclosed to it by the Client for any purpose other than as contemplated in this Agreement,

         (d) must ensure that obligations no less strict than those imposed upon the Supplier are observed by any of its employees or officers involved in the performance of its obligations under this Agreement and

         (e) acknowledge that the Client has the right to forward any or all Confidential Information to its affiliates in which it has a controlling interest provided that Client guarantees that the confidentiality undertakings will be passed on and be observed by such affiliates.

         13.3     Disclosure to Employees

         Each party may only disclose Confidential Information owned by the other party to its employees, officers and agents (or the employees, officers or agents of the group to which such party belongs) if such disclosure is necessary to fulfil its obligations under this Agreement.

         13.4     Disclosure to Media

         Each party shall refrain from issuing or conducting any interview, report or press release regarding the existence or terms of this agreement unless the statement is provided in advance for review by the other party and the comments of the other party incorporated in the reasonable discretion of the disclosing party. Further, unless the disclosing party reasonably believes it to be required by law or rule of any stock exchange on which such party's stock is listed or quoted, neither party shall issue any press release regarding the existence or terms of this agreement to which the odd party shall reasonably object

         13.5     Obligations survive termination

         The obligations of confidentiality set out in this clause 13 survive termination of this Agreement for a period of no more than five years after termination.

         13.6     Permitted disclosures of Confidential Information

         Nothing in this Section 13 prevents any party from disclosing any Confidential Information if compelled by any law or by order of any court of competent jurisdiction.

14.      Notices

         14.1     Requirements

         All notices must be:

         (a)      in legible writing and in English;

         (b) addressed to the recipient at the address or facsimile number set out below or to any other address or facsimile number that a party may notify to the other party:

         to the Supplier.

         Terumo Europe N.V.
         Researchpark 2 Haasrode,
         Interleuvenlaan 40, B-3001 Leuven, Belgium.

         to the Client

         Univec Inc
         22 Dubon Court

         Farmingdale, NY 11735, USA

         (c) signed by the party or, where the sender is a company, by an authorized officer or under the common seal of the sender, and

         (d) sent to the recipient by hand, prepaid post airmail or facsimile or e-mail.

         14.2     Receipt

         Without limiting any other means by which a party may be able to prove that a notice has been received by the other party, a notice will be considered to have been received

         (a)      if sent by hand, when left at the address of the recipient,

         (b) if sent by facsimile, on receipt by the sender of an acknowledgment or transmission report generated by the senders machine indicating that the whole facsimile was sent to the recipients facsimile number,

         (c) E-mails are only accepted as valid notification after confirmation of receipt has been sent by the party to whom the e-mail was sent but if a notice is served by hand, or is received by the recipient's facsimile, on a day that is not a Business Day, or after 5:00 p.m. (recipients local time) on a Business Day, the notice will be considered to have been received by the recipient at 9.00 am on the next Business Day.

15.      General provisions

         15.1     Entire agreement

         This Agreement, including the Schedules is the entire agreement of the parties about the subject matter of this Agreement and supersedes all prior representations, negotiations, arrangements, understandings or agreements and all other communications between the parties relating thereto. No party has entered into this Agreement relying on any representations made by or on behalf of the other, other than those expressly made in this Agreement.

         The parties acknowledge that they also concluded a separate License Agreement.

         15.2     Further assurances

         Each party must at its own expense, whenever reasonably requested by the other party, promptly do or arrange for others to do, everything reasonably necessary or desirable to give full effect to this Agreement.

         15.3     Costs;

         Each party must pay its own costs in respect of this Agreement and the documents and transactions contemplated by this Agreement.

         15.4     Product Liability

         Subject to the conditions stipulated in Section I I above, the Supplier shall indemnify and hold harmless the Client according to the Belgian law on product liability of February 25, 1991 implementing the European Directive on Product Liability.

         15.5     Force Majeure

         Neither party hereto shall be liable for failure to perform, or for any delay in performing, any of its obligations when such failure or delay is caused by fire, food, riot earthquake, accident explosion, war, shortages of fuel, power raw materials, delays in transportation, seizure under legal process, orders or acts of any government acts of God or any cause beyond the reasonable control of the party affected.

         15.6     No merger

         The warranties, other representations and promises by the parties are continuing and will not merge or be extinguished on termination of this Agreement.

         15.7     Warranties and Indemnities

         The warranties and indemnities in this Agreement are:

         (a) continuing, separate and independent obligations of the parties from their other obligations and survive the termination of this Agreement and

         (b) absolute and unconditional and unaffected by anything that might have the effect of prejudicing, releasing, discharging or affecting in any other way the liability of the party giving the indemnity.

         15.8     Invalid or Unenforceable  Provisions

         If a provision of this Agreement is invalid or unenforceable in a jurisdiction

         (a) it is to be read down or severed in that jurisdiction to the extent of the invalidity or unenforceability; and

         (b)      that fact does not affect the validity or enforceability of:

                  (i)      that provision in another jurisdiction; or

                  (ii)     the remaining provisions.

         15.9     Waiver and exercise of rights

         A waiver by a party of a provision of or of a right under this Agreement is binding on the party granting the waiver only if it is given in writing and is signed by the party or an authorized officer of the party granting the waiver. Any waiver not put in writing by an authorized officer of either party of any breach of any of the provisions of this Agreement shall not prevent the subsequent enforcement of that provision and shall not be deemed to be a waiver of any subsequent breach.

         15.10    Amendment

         This Agreement may be amended only by a document signed by all parties.

         15.11    Counterparts

         This Agreement may be signed in counterparts and all counterparts taken together constitute one document.

         15.12    Rights cumulative

         The rights, remedies and powers of the parties under this Agreement are cumulative and do not exclude any other rights, remedies or powers.

16.      Transitory provision

         It is stated by the Client and acknowledged by the Supplier that the client for the time being is not in a position to place a minimum Annual Purchase Order. It is therefore agreed that Section 5.2 above and all other provisions in this Agreement which could affect the rights and obligations of the parties with respect to such minimum Annual Purchase orders will not become operative until such time that both parties agree, by common consent to make those provisions applicable.

17.      Disputes

         In the event of any dispute, controversy or difference arising in connection with this Agreement the parties shall endeavor to settle the issue in an amicable manner.

         If no amicable solution can be reached, the matter shall be finally settled by the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules under the authority of the I.C.C. Secretariat in Paris, France.

Executed as an agreement.

Signed for and on behalf of               Signed for and on behalf of
Univec Inc.                               Terumo Europe N.V.
By its duly authorized representative     By its duty authorized representative
Name: /s/ Joel Schoenfeld                 Name:/s/ Y. Nakajima
Title: Chairman                           Title: Vice President
Date: August 11, 2000                     Date: August 16, 2000

                                   Schedule I

Terms of Supply

Payment terms

         Invoices payment, Prices and costs according to schedule 2.

Delivery Conditions

Goods shall be delivered according to Clause 6.4 of the agreement Ex Works TERUMO Europe Warehouse

Goods shall be delivered on Euro-palet (I2OOx8OO mm), maximum height 1700 mm palet included.

Indications of product code, Item, lot number and expiry date visible on the outside of the palet.

All documents to mention:
         o Client order No
         o product code & description
         o lot number (except on invoices)

General Terms and Conditions of TERUMO Europe as mentioned on the invoice, copy attached to Schedule 2 as integral part of it unless otherwise stipulated in this Agreement

This Agreement prevails in the event of any conflict between this Agreement and the Standard Terms and Conditions of the Supplier.

                                   Schedule 2

Prices, Costs and Payment Terms.

Product prices

         [OMITTED CONFIDENTIAL INFORMATION]





 Payable in [OMITTED CONFIDENTIAL INFORMATION]

 Warehousing costs.

Products are delivered EXW (Ex Works) TERUMO Europe in a warehouse used by the Supplier, where they can be called off by the Client during a month. After this month the Supplier charge a cost of [OMITTED CONFIDENTIAL INFORMATION] Products per month for the use of the warehouse without detrimental acknowledgment.

Payment Terms.

Invoices will be paid 30 days from invoice date, covered by stand-by L/C (Letter of Credit). Invoices shall be paid in accordance with the General Terms and Conditions of TERUMO Europe as mentioned on the Invoice, copy attached to
Schedule 2 as integral part of it, unless otherwise stipulated in this Agreement This Agreement prevails in the event of any conflict between this agreement and the Standard Terms and Conditions of the Supplier.